PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
August 2, 2018		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
SECOND QUARTER 2018 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its second quarter 2018 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone in the U.S. at 1-866-393-4306 (internationally at 1-734-385-2616) using conference ID 1679166 or by live webcast, which includes a slide presentation, under “Investor Center” on the Company's website (www.dynexcapital.com).
Second Quarter 2018 Highlights

•	Comprehensive income to common shareholders of $0.05 per common share and net income to common shareholders of $0.23 per common share

•	Core net operating income to common shareholders, a non-GAAP measure, of $0.18 per common share

•	Dividend declared of $0.18 per common share

•	Book value per common share of $6.93 at June 30, 2018 compared to $7.07 at March 31, 2018, resulting in an economic return on book value per common share of 0.6%, inclusive of the dividend declared

•	Leverage including TBA dollar roll positions of 6.1x shareholders’ equity at June 30, 2018 compared to 6.5x at March 31, 2018
Management's Remarks
Byron Boston, President and CEO commented, “Interest rates continued to move higher during the second quarter while the yield curve modestly flattened. The impact of these movements on our results was partially limited by our hedge position and the benefit of our diversified portfolio of Agency residential and commercial MBS. Book value declined $0.14 during the quarter, or approximately 2%, as a result of the higher interest rates and also modestly wider credit spreads on Agency CMBS. Inclusive of the dividend of $0.18, we posted a total economic return of $0.04 for the quarter. We increased our capital allocation to Agency fixed-rate RMBS during the quarter which continue to offer the best risk-adjusted return in our investment opportunity set. Our leverage at the end of the quarter was temporarily reduced by sales of certain Agency hybrid ARMs and U.S. Treasuries at the end of the quarter, and we have already reinvested these proceeds into fixed-rate Agency RMBS during the third quarter. We continue to remain cautious given the fragile global economic environment which is dependent on ever increasing levels of debt and is exposed to a high potential for fiscal or monetary policy mistakes. Overall, however, we believe market conditions will remain favorable in the near term. Our liquidity is strong and leverage reasonable as we move into the third quarter of 2018.”
Second Quarter 2018 Earnings Summary
Comprehensive income to common shareholders was $3.0 million for the second quarter of 2018 versus comprehensive loss to common shareholders of $(4.1) million for the first quarter of 2018. Net income to common shareholders declined $(28.7) million to $12.7 million for the second quarter compared to $41.4 million for the first quarter of 2018 due primarily to lower net gain on derivative instruments as interest rate swap rates did not increase during the second quarter of 2018 at the magnitude experienced during the first quarter of 2018. In addition, the Company realized a loss on sales of investments of $(12.4) million during the second quarter of 2018, resulting primarily from sales of the Company's adjustable-rate Agency RMBS and U.S. Treasuries, compared to a net loss on sales of investments of $(3.8) million during the first quarter of 2018. Net interest income also declined $(1.8) million over the same period due to an increase of $2.5 million in interest expense to $14.2 million from higher borrowing rates, partially offset by an increase of $0.7 million in interest income as a result of a larger average balance of higher yielding fixed-rate Agency RMBS. The Company recognized an other comprehensive loss of $(9.8) million for the second quarter of 2018 due to the decline in fair value of the Company's investments resulting primarily from increasing interest rates.
Core net operating income to common shareholders, a non-GAAP measure, was $10.4 million for the second quarter of 2018 compared to $10.2 million for the first quarter of 2018 due to an increase in adjusted net interest income of $0.6 million partially offset by an increase of $0.4 million in legal expenses. Adjusted net interest income increased as a result of the increased yield on investments including TBAs, while adjusted interest expense was unchanged as the net periodic interest benefit from interest rate swaps offset the increase in repurchase agreement costs during the quarter.
Book Value and Economic Return
Book value per common share decreased $(0.14), or (2.0%), to $6.93 at June 30, 2018 from $7.07 at March 31, 2018 primarily due to the the impact of higher interest rates during the quarter and modest credit spread widening in Agency CMBS as previously noted. The $(0.14) decline in book value and the $0.18 dividend declared resulted in an economic return on book value of $0.04 per common share, or 0.6% of beginning book value, for the second quarter of 2018. Year-to-date economic loss on book value is (0.7)%, which is primarily driven by declines in fair value of the Company's investments, particularly during the first quarter of 2018.
Investments and Financing
The following table provides details of our available-for-sale ("AFS") investments and TBA dollar roll positions as of June 30, 2018:

	June 30, 2018
Type of Investment:	Par	Amortized Cost Basis	Fair Market Value
($ in thousands)
30-year fixed-rate RMBS:
3.0% coupon	$234,364	$236,037	$227,408
4.0% coupon	888,778	927,838	907,375
TBA dollar roll positions (4.0% coupon) (1) (2)	515,000	523,267	524,559
TBA dollar roll positions (4.5% coupon) (1) (2)	250,000	259,141	259,883
Total 30-year fixed-rate RMBS	1,888,142	1,946,283	1,919,225

Adjustable-rate RMBS:
3.1% coupon (3)	37,921	38,966	39,830

Agency CMBS	998,502	1,008,887	965,524
CMBS IO (4)	n/a	607,452	613,184
Other non-Agency MBS	8,274	4,890	6,573
U.S. Treasuries	59,000	57,973	57,923
Total AFS portfolio and TBA dollar roll positions	$2,991,839	$3,664,451	$3,602,259

(1)	Amortized cost basis and fair market value for TBA dollar roll positions represent implied cost basis and implied market value, respectively, for the underlying Agency MBS as if settled.

(2)
The net carrying value of TBA dollar roll positions, which is the difference between their implied market value and implied cost basis, was $2.0 million as of June 30, 2018 and is included on the consolidated balance sheet within “derivative assets”.

(3)	Represents the weighted average coupon based on amortized cost.

(4)	Includes both Agency and non-Agency IO securities with a combined notional balance of $24.6 billion.
The Company's AFS portfolio including TBA dollar roll positions as of June 30, 2018 declined approximately 8% since March 31, 2018 due primarily to sales of $225.6 million of adjustable-rate RMBS, $8.6 million of non-Agency CMBS IO, and $149.2 million of U.S. Treasuries during the second quarter of 2018. Average balances of the AFS portfolio including TBA dollar roll positions were substantially the same at $3.95 billion and $4.00 billion during the second and first quarter of 2018, respectively. The Company has already re-invested the sale proceeds into 30-year fixed-rate Agency RMBS during the third quarter of 2018. As a result of these sales, the Company's repurchase agreement borrowings including payables for unsettled securities as of June 30, 2018 declined $121.8 million compared to March 31, 2018. The Company also held $62.5 million less in TBA dollar roll positions, which the Company includes at amortized cost as if settled in its leverage ratio, as of June 30, 2018 compared to March 31, 2018. As a result of its lower repurchase agreement borrowings and payables as well as TBA dollar roll positions, the Company's leverage declined to 6.1 times shareholder's equity as of June 30, 2018 from 6.5 times as of March 31, 2018.
Net Interest Income and Spread
The following table provides certain information about the performance of our investments and financing including hedging costs for the periods indicated:

	Three Months Ended
	June 30, 2018			March 31, 2018
($ in thousands)	Income/Expense	Average Balance	Effective Yield/Cost of Funds	Income/Expense	Average Balance	Effective Yield/Cost of Funds
Interest-earning assets:
Agency RMBS-fixed rate	$9,190	$1,135,365	3.24%	$7,102	$903,134	3.15%
Agency CMBS-fixed rate	7,267	1,011,945	2.80%	7,628	1,082,206	2.80%
Agency RMBS-adjustable rate	1,332	254,850	2.14%	1,590	282,771	2.15%
CMBS IO (1)	6,298	632,376	3.78%	6,941	669,426	3.84%
Other non-Agency MBS	446	5,022	30.67%	622	18,638	11.37%
U.S. Treasuries	1,001	156,420	2.57%	967	168,508	2.33%
Other investments	388	14,576	3.99%	340	15,442	4.05%
Total	$25,922	$3,210,554	3.13%	$25,190	$3,140,125	3.09%

Interest-bearing liabilities:
Repurchase agreements	$14,181	$2,716,097	2.07%	$11,614	$2,645,714	1.76%
Non-recourse collateralized financing	42	5,002	2.73%	29	5,387	2.16%
De-designated cash flow hedge accretion	(48)	n/a	(0.01)%	(48)	n/a	(0.01)%
Total	$14,175	$2,721,099	2.06%	$11,595	$2,651,101	1.75%

Net interest income/net interest spread	$11,747		1.07%	$13,595		1.34%
Add: TBA drop income	3,619		0.10%	3,733		0.10%
Add: net periodic interest benefit (cost) (2)	2,333		0.35%	(220)		(0.03)%
Less: de-designated cash flow hedge accretion	(48)		(0.01)%	(48)		(0.01)%
Adjusted net interest income/adjusted net interest spread (3)	$17,651		1.51%	$17,060		1.40%

(1)	CMBS IO includes Agency and non-Agency securities.

(2)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives.

(3)	Represents a non-GAAP measure.
Interest income increased $0.7 million for the second quarter of 2018 compared to the prior quarter due to having a larger average balance of higher yielding fixed-rate Agency RMBS during the second quarter. Though the Company's interest-earning asset balance was lower at June 30, 2018 compared to March 31, 2018, it held a larger average balance during the second quarter of 2018, compared to the first quarter of 2018, because the majority of the Company's investment sales of $383.4 million occurred late in the second quarter.
The larger average balance of fixed-rate Agency RMBS resulted in an increase of 4 basis points in the Company's effective yield on its investment portfolio (excluding TBAs) from the first quarter of 2018 to the second quarter of 2018. The increase in effective yield was offset by an increase of 31 basis points in cost of financing due to higher short-term interest rates, resulting in a net interest spread of 1.07% for the second quarter of 2018 compared to 1.34% for the first quarter of 2018. Adjusted net interest spread for the second quarter of 2018 increased compared to the first quarter of 2018 primarily because periodic interest for the Company's interest rate swaps as a percentage of its average borrowings resulted in a net benefit of 35 basis points for the second quarter of 2018 compared to a net cost of 3 basis points for the first quarter of 2018.

Hedging Summary
The Company's interest rate swaps had a positive net impact on comprehensive income of $20.6 million during the second quarter of 2018. Interest rate swaps with a notional balance of $1.0 billion and a weighted-average pay-fixed rate of 1.32% matured during the second quarter, and the Company added swaps with a notional balance of $0.2 billion at a weighted average pay-fixed rate of 2.75% during the second quarter. The following table provides information related to the Company's average borrowings outstanding and interest rate swaps effective for the periods indicated:

	Three Months Ended
($ in thousands)	June 30, 2018	March 31, 2018
Average repurchase agreement borrowings outstanding	$2,716,097	$2,645,714
Average net TBAs outstanding - at cost (1)	722,005	863,615
Average borrowings and net TBAs outstanding	$3,438,102	$3,509,329
Average notional amount of interest rate swaps outstanding (excluding forward starting swaps)	$2,707,967	$3,290,556
Ratio of average interest rate swaps to average borrowings and net TBAs outstanding (1)	0.8	0.9

Average interest rate swap net pay-fixed rate (excluding forward starting swaps) (2)	1.83%	1.66%
Average interest rate swap net receive-floating rate (2)	2.15%	1.64%
Average interest rate swap net pay/(receive) rate	(0.32)%	0.02%

(1)
Because the Company executes TBA dollar roll transactions, which economically represent the purchase and financing of fixed-rate Agency RMBS, the average TBAs outstanding are included in the ratio calculation.

(2)	Includes one receive-fixed interest rate swap with a notional balance of $100.0 million at a rate of 1.70%.
In addition to interest rate swaps, the Company has Eurodollar futures, which it also uses to hedge its interest rate risk, with a notional balance of $650.0 million at a weighted average rate of 1.86% with a contractual life of 3 months that will mature in September of 2018. Eurodollar futures do not incur periodic interest or similar costs/benefits and therefore are not included in core net operating income to common shareholders. The Company's Eurodollar futures had a net favorable impact on comprehensive income of $0.2 million during the second quarter of 2018 and a year-to-date impact of $2.1 million. This favorable impact includes a net realized gain of $0.9 million on $650.0 million of Eurodollar futures with a contract rate of 1.79% that matured during the second quarter of 2018.

The aggregate notional amount of currently effective and forward-starting interest rate swaps as of June 30, 2018 was $2.5 billion and $1.6 billion, respectively. The following table summarizes the weighted average notional amount and rate of interest rate hedges (including Eurodollar futures) held as of June 30, 2018:

	June 30, 2018
($ in thousands)	Weighted Average Notional (1)	Weighted Average Net Pay-Fixed Rate (1)
Remainder of 2018	$2,890,815	1.98%
2019	2,674,027	2.10%
2020	2,197,418	2.24%
2021	2,165,479	2.28%
2022	2,113,795	2.41%
2023	1,420,000	2.57%
2024	1,346,503	2.60%
2025 and thereafter	229,572	2.71%

(1)	Includes one receive-fixed interest rate swap at a notional amount of $100.0 million at a rate of 1.70%.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, although the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release.
Management views core net operating income to common shareholders as an estimate of the Company's financial performance excluding changes in fair value of its investments and derivatives. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest costs, drop income on TBA dollar roll positions, general and administrative expenses, and preferred dividends. Management includes drop income, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, in core net operating income and in adjusted net interest income because TBA dollar roll positions are viewed by management as economically equivalent to holding and financing Agency RMBS using short-term repurchase agreements. Management also includes periodic interest costs from its interest rate swaps, which are also included in "gain (loss) on derivatives instruments, net", in adjusted net interest expense, and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including periodic interest costs from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. However, these non-GAAP measures do not provide a full perspective on our results of operations, and therefore, their usefulness is limited. For example, these non-GAAP measures do not include gains or losses from available-for-sale investments, changes in fair value of and costs of terminating interest rate swaps, as well as realized and unrealized gains or losses from any instrument used by management to economically hedge the impact of changing interest rates on its portfolio and book value per common share, such as Eurodollar futures. As a result, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, our views on expected characteristics of future investment environments, prepayment rates and investment risks, future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, changes in monetary policy and in particular the impact of changes in balance sheet reinvestment policy of the Federal Reserve, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around the impact of government regulatory changes, including ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2017, and other reports filed with and furnished to the Securities and Exchange Commission.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
($ in thousands except per share data)

	June 30, 2018	March 31, 2018	December 31, 2017
ASSETS	(unaudited)	(unaudited)
Available-for-sale investments, at fair value:
Mortgage-backed securities	$2,759,894	$2,864,822	$3,026,989
U.S. Treasuries	57,923	204,535	146,530
Mortgage loans held for investment, net	13,628	15,099	15,738
Cash and cash equivalents	165,126	28,072	40,867
Restricted cash	52,832	58,312	46,333
Derivative assets	7,642	4,754	2,940
Receivable for securities sold	277	643	—
Principal receivable on investments	45	66	165
Accrued interest receivable	19,326	22,913	19,819
Other assets, net	6,084	6,456	6,397
Total assets	$3,082,777	$3,205,672	$3,305,778

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,514,984	$2,613,892	$2,565,902
Payable for unsettled securities	529	23,468	156,899
Non-recourse collateralized financing	4,393	5,290	5,520
Derivative liabilities	—	—	269
Accrued interest payable	5,469	5,123	3,734
Accrued dividends payable	12,727	12,563	12,526
Other liabilities	2,441	1,712	3,870
Total liabilities	2,540,543	2,662,048	2,748,720

Shareholders’ equity:
Preferred stock - aggregate liquidation preference of $147,725, $147,725, and $147,217, respectively	$141,788	$141,788	$141,294
Common stock, par value $.01 per share: 56,906,200, 55,996,048, and 55,831,549 shares issued and outstanding, respectively	569	560	558
Additional paid-in capital	782,011	776,117	775,873
Accumulated other comprehensive loss	(63,919)	(54,159)	(8,697)
Accumulated deficit	(318,215)	(320,682)	(351,970)
Total shareholders' equity	542,234	543,624	557,058
Total liabilities and shareholders’ equity	$3,082,777	$3,205,672	$3,305,778

Book value per common share	$6.93	$7.07	$7.34

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Interest income	$25,922	$25,190	$24,124	$23,103	$24,856
Interest expense	14,175	11,595	10,056	9,889	8,714
Net interest income	11,747	13,595	14,068	13,214	16,142

Gain (loss) on derivative instruments, net	20,667	38,354	12,678	5,993	(15,802)
Loss on sale of investments, net	(12,444)	(3,775)	(902)	(5,211)	(3,709)
Fair value adjustments, net	27	29	12	23	30
Other (expense) income, net	(339)	(253)	(50)	(109)	4
General and administrative expenses:
Compensation and benefits	(1,751)	(1,962)	(2,153)	(2,070)	(2,041)
Other general and administrative	(2,255)	(1,681)	(1,690)	(1,529)	(2,056)
Net income (loss)	15,652	44,307	21,963	10,311	(7,432)
Preferred stock dividends	(2,942)	(2,940)	(2,910)	(2,808)	(2,641)
Net income (loss) to common shareholders	$12,710	$41,367	$19,053	$7,503	$(10,073)

Other comprehensive income:
Unrealized (loss) gain on available-for-sale investments, net	$(22,156)	$(49,189)	$(15,438)	$981	$8,739
Reclassification adjustment for loss on sale of investments, net	12,444	3,775	902	5,211	3,709
Reclassification adjustment for de-designated cash flow hedges	(48)	(48)	(48)	(48)	(73)
Total other comprehensive (loss) income	(9,760)	(45,462)	(14,584)	6,144	12,375
Comprehensive income (loss) to common shareholders	$2,950	$(4,095)	$4,469	$13,647	$2,302

Net income (loss) per common share-basic and diluted	$0.23	$0.74	$0.36	$0.15	$(0.20)
Weighted average common shares	56,295	55,871	53,399	49,832	49,218

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

	As Of
		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Portfolio and Other Balance Sheet Statistics:
Total MBS fair value		$2,759,894		$2,864,822		$3,026,989		$2,921,444		$2,864,026
Agency CMBS, amortized cost		$1,008,887		$1,015,486		$1,134,409		$1,314,925		$1,330,084
Agency RMBS-fixed rate, amortized cost		$1,163,875		$965,173		$903,269		$541,262		$—
Agency RMBS-variable rate, amortized cost		$38,966		$278,474		$289,305		$305,265		$744,089
CMBS IO, amortized cost(1)		$607,452		$652,563		$683,833		$717,115		$752,861
Other non-Agency MBS, amortized cost		$4,890		$5,092		$23,536		$37,441		$37,443
TBA dollar roll positions, fair value (if settled)		$784,442		$846,940		$830,908		$683,680		$414,644
TBA dollar roll positions, amortized cost (if settled)		$782,408		$844,941		$829,425		$683,813		$416,312
TBA dollar roll positions, carrying value		$2,034		$1,999		$1,483	$(133)			$(1,668)
U.S. Treasuries, fair value		$57,923		$204,535		$146,530		$—		$—
Book value per common share		$6.93		$7.07		$7.34		$7.46		$7.38
Leverage including TBA dollar roll positions at cost as if settled (2)	6.1	x	6.5	x	6.4	x	6.3	x	6.0	x

	Three Months Ended
		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017		June 30, 2017
Performance Statistics:
Net income (loss) per common share		$0.23		$0.74		$0.36		$0.15		$(0.20)
Core net operating income per common share (3)		$0.18		$0.18		$0.20		$0.19		$0.19
Comprehensive income (loss) per common share		$0.05	$(0.07)			$0.08		$0.27		$0.05
Dividends per common share		$0.18		$0.18		$0.18		$0.18		$0.18
Average interest earning assets (4)		$3,210,554		$3,140,125		$2,939,786		$2,960,595		$3,107,014
Average TBA dollar roll position		$742,111		$866,821		$944,103		$797,484		$259,842
Average interest bearing liabilities		$2,721,099		$2,651,101		$2,563,206		$2,622,067		$2,759,022
Effective yield on investments		3.13%		3.09%		3.07%		2.95%		2.90%
Cost of funds (5)		2.06%		1.75%		1.53%		1.48%		1.25%
Net interest spread		1.07%		1.34%		1.54%		1.47%		1.65%
Adjusted cost of funds (6)		1.72%		1.79%		1.59%		1.66%		1.46%
Adjusted net interest spread (7)		1.51%		1.40%		1.52%		1.44%		1.50%
CPR for adjustable-rate Agency RMBS (8)		20.4%		11.0%		16.0%		17.1%		16.8%
CPR for fixed-rate Agency RMBS (8)		5.7%		5.3%		4.3%		1.3%		—%

(1)	CMBS IO includes Agency and non-Agency issued securities.

(2)	Leverage equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA dollar roll positions (if settled) divided by total shareholders' equity.

(3)	Non-GAAP financial measures are reconciled in the supplement to this release.

(4)	Excludes TBA dollar roll positions.

(5)	Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.

(6)	Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.

(7)	Adjusted net interest spread includes the impact of drop income from TBA dollar roll positions after deducting adjusted cost of funds from effective yield.

(8)	Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net interest income	$11,747	$13,595	$14,068	$13,214	$16,142
Add: TBA drop income (1)	3,619	3,733	3,925	3,902	1,351
Add: net periodic interest benefit (cost) (2)	2,333	(220)	(319)	(1,131)	(1,352)
Less: de-designated cash flow hedge accretion (3)	(48)	(48)	(48)	(48)	(73)
Adjusted net interest income	17,651	17,060	17,626	15,937	16,068
Other (expense) income, net	(339)	(253)	(50)	(109)	4
General and administrative expenses	(4,006)	(3,643)	(3,843)	(3,599)	(4,097)
Preferred stock dividends	(2,942)	(2,940)	(2,910)	(2,808)	(2,641)
Core net operating income to common shareholders	$10,364	$10,224	$10,823	$9,421	$9,334

(1)
TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

(2)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives.

(3)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
GAAP net income (loss) to common shareholders	$12,710	$41,367	$19,053	$7,503	$(10,073)
Less:
Change in fair value of derivative instruments, net (1)	(14,715)	(34,841)	(9,072)	(3,222)	15,801
Loss on sale of investments, net	12,444	3,775	902	5,211	3,709
De-designated cash flow hedge accretion (2)	(48)	(48)	(48)	(48)	(73)
Fair value adjustments, net	(27)	(29)	(12)	(23)	(30)
Core net operating income to common shareholders	$10,364	$10,224	$10,823	$9,421	$9,334

Weighted average common shares	56,295	55,871	53,399	49,832	49,218
Core net operating income per common share	$0.18	$0.18	$0.20	$0.19	$0.19

(1)
Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes net periodic interest costs incurred on effective interest rate swaps outstanding during the period.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
GAAP net interest income	$11,747	$13,595	$14,068	$13,214	$16,142
Add: TBA drop income	3,619	3,733	3,925	3,902	1,351
Add: net periodic interest benefit (cost) (1)	2,333	(220)	(319)	(1,131)	(1,352)
Less: de-designated cash flow hedge accretion (2)	(48)	(48)	(48)	(48)	(73)
Non-GAAP adjusted net interest income	$17,651	$17,060	$17,626	$15,937	$16,068

GAAP interest expense	$14,175	$11,595	$10,056	$9,889	$8,714
Add: net periodic interest (benefit) cost (1)	(2,333)	220	319	1,131	1,352
Less: de-designated cash flow hedge accretion (2)	48	48	48	48	73
Non-GAAP adjusted interest expense	$11,890	$11,863	$10,423	$11,068	$10,139

(1)
Amount represents net periodic interest benefit (cost) of effective interest rate swaps outstanding during the period and excludes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives.

(2)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.